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Exhibit 23

Consent of Independent Accountants

We consent to the incorporation by reference in the registration statements of Policy Management Systems Corporation (the"Company") on Form S-8 (Nos. 33-59553, 33-59555, and 33-59575 of our report dated February 12, 1996 on our audits of the consolidated financial statements and financial statement schedules of the Company as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, which report is included in this annual report on form 10-K.



Coopers & Lybrand
Atlanta, Georgia
March 29, 1996